Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Jeffrey L. Powell, Chief Executive Officer, and Michael J. McKenney, Chief Financial Officer, of Kadant Inc., a Delaware corporation (the "Company"), do hereby certify, to our best knowledge and belief, that: The Annual Report on Form 10-K for the period ended December 28, 2019 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 25, 2020	/s/ Jeffrey L. Powell
Jeffrey L. Powell
President and Chief Executive Officer

/s/ Michael J. McKenney
Michael J. McKenney
Executive Vice President and Chief Financial Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.